Mount Knowledge Holdings, Inc. Acquires 100% Ownership of the Intellectual Property Assets from Its Founder and Chairman

NOVI, Mich., December 31, 2010 Mount Knowledge Holdings, Inc. (“Company”) (OTCBB: MKHD), a provider of innovative and proprietary software based learning products and training services worldwide, today announced that it entered into an Intellectual Property Purchase Agreement, dated December 28, 2010, to acquire the intellectual property (the “Intellectual Property”) referred to as the “Real Time Learning and Self Improvement Educational System and Method™ developed and owned by Erwin E. Sniedzins, the Company’s Chairman and Ucandu Learning Centres Inc (“UCandu”), a company controlled by Mr. Sniedzins.

Prior to the execution of the Intellectual Property Purchase Agreement, the Company had utilized the same Intellectual Property, the core technology of the Company’s products and services, pursuant to a Master Software Licensing Agreement with Mount Knowledge, Inc. As a result of the acquisition of the Intellectual Property, the Master Software Licensing Agreement was no longer necessary and the parties thereto agreed to cancel it on December 27, 2010.

The purchase price for the Intellectual Property is deliverable in installments, with the first installment payable in cash or the Company’s common stock on the first anniversary of the closing date and the second installment payable by delivery of 2,500,000 shares of the Company’s common stock on the second anniversary of the closing date. The amount of the first installment will be based on an appraisal of the intellectual property to be conducted within six months of the closing date by an independent third party selected by the Company.

In addition, we entered into an Independent Contractor Agreement with Ucandu, dated December 28, 2010, for technology development, sales and marketing services to be provided by Ucandu to the Company over a three (3) year period.

Further, the Company also acquired a 49% ownership interest in 1827281 Ontario Inc d/b/a/ Mount Knowledge Technologies Inc. (“MTK Tech”), a technology development company formed on June 18, 2010 and headquartered in Toronto, Canada as of December 16, 2010. The remaining 51% ownership interest of MTK Tech is owned by Ucandu.

The primary reason for the creation of MTK Tech was to provide a platform for Mr. Sniedzins and the technology development team to oversee new technology advancements of the Intellectual Property on behalf of the Company and to have a more focused dedication to identifying sources of development funds such as small business development incentive programs and other private and public research initiatives available in Canada. MTK Tech currently employs a five-member development team full-time. All advancements and/or additions to the technology developed by MTKTECH remain exclusively owned by the Company pursuant to the Intellectual Property Purchase Agreement and subsequent operational documentation.

In conjunction with the acquisition of the Company’s 49% ownership interest in MTK Tech, the Company also entered into an option agreement (“Option”) with Ucandu to purchase Ucandu’s 51% ownership interest in MTK Tech at any time and at the sole discretion of the Company for a purchase price of 100,000 shares of restricted common stock of the Company.

Lastly, on December 27, 2010, the Company and MTK Inc entered into a Warrant Cancellation Agreement, pursuant to which the parties thereto jointly agreed to terminate, effective immediately, the Warrant Purchase Agreement dated January 21, 2010 between Company and MTK Inc. The Company did not incur any termination fees or penalties in connection with the termination of the Warrant Purchase Agreement.

Mr. Sniedzins stated “This transfer of ownership of our core intellectual property and the establishment of MTK Tech will further strengthen the organizational foundation of Mount Knowledge and should further enhance the value of the Company. I am gratified to have this opportunity to reinforce my personal commitment to the Company and look forward to working with our cutting-edge development team to continue to improve our technology.”

"We look forward to continuing our important work with Mr. Sniedzins to create long-term, sustainable value for our shareholders,” stated Daniel A. Carr, President and CEO of Mount Knowledge Holdings, Inc., “The ownership of our core intellectual property should also serve to increase the perception of Mount Knowledge’s strong asset base available for future growth.”

The Company filed a Current Report on Form 8-k with the Securities and Exchange Commission on December 31, 2010 to disclose, among other things, the Company’s entrance into the agreements described herein and the cancellation of the Master Software Agreement and Warrant Cancellation Agreement.

About Mount Knowledge Holdings Inc.

Mount Knowledge Holdings, Inc. (OTCBB: MKHD) is an educational software development, sales and training company offering innovative and proprietary "real-time self learning" software products and teaching services for both corporate and direct consumer markets worldwide. The Company's technology stems from an interactive and visual learning system referred to as "Syntality™," integrated into a core application known as the "Knowledge Generator™", and is currently being offered in China to the more than 300 million students from grade school to university seeking to learn English, and a vast number of people in the Chinese workplace increasing their English fluency to achieve greater income earning potential.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future. We caution readers that any forward-looking statements are not guarantees of future performance and that actual results could differ materially from those contained or implied in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the agreements described herein, and the transactions contemplated thereby and the terms thereof, future financial and operating results, the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. While we cannot predict all of the risks, uncertainties and factors, the following risks, uncertainties and factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the business will not be able to exploit the intellectual property successfully; the risk that cost savings and any other synergies from the transactions may not be fully realized or may take longer to realize than expected; competition and its effects on pricing, spending, third-party relationships and revenues; the failure of the Company to successfully execute its business plans, gain access to additional financing and the cost of capital. Additional factors that may affect future results include our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; our ability to successfully implement our current long-term growth strategy; as well as product demand, market competition, fluctuations in advertising payouts, reliance on credit card processors and related necessary merchant account approvals, delays in website and application development, technical issues beyond our control, reliance on the various platforms that we build applications on, and risks inherent in our operations. Additional factors that may affect future results are contained in our public filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at http://www.sec.gov.

CONTACT:

Mount Knowledge Holdings, Inc.
Daniel A. Carr, President / CEO
(248) 893-4538
(888) 682-3038
39555 Orchard Hill Place
Suite 600 PMB 6096
Novi, Michigan 48375